UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

DYAX CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 11, 2008, Dyax Corp. entered into a Product License Agreement granting sanofi-aventis an exclusive license for the development and commercialization of the fully human monoclonal antibody DX-2240, which Dyax discovered using its proprietary phage display technology. Under the terms of the agreement, in addition to an upfront payment, Dyax is eligible to receive development milestone payments as well as royalties based on commercial sales of DX-2240. The royalty payment obligation terminates on a country-by-country basis on the later of the tenth anniversary of the first commercial sale in the respective country or the last to expire of any specified patents subject to the license in that country. As exclusive licensee, sanofi-aventis will be responsible for the ongoing development and commercialization of sales of DX-2240.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Date:	February 14, 2008	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
General Counsel and Executive Vice President of Administration